EXHIBIT 10.13
                          CONSULTING AGREEMENT
     CONSULTING AGREEMENT made as of July 1, 1997 by and between Wanderlust Interactive, Inc., a Delaware corporation, located at 462 Broadway, New York, New York 10013 (hereinafter referred to as the "Company") and Catherine Winchester, residing at 258 Broadway, New York, New York 10007 (hereinafter referred to as the "Consultant").
                              WITNESSETH:
     WHEREAS, the Company creates, publishes, manufactures and markets educational, high quality, interactive multimedia titles for consumers (the "Products"); and
     WHEREAS, the Consultant is experienced in creating and marketing interactive multimedia titles.
     NOW, THEREFORE, the Company and the Consultant intending to be legally bound, agree as follows:
     1. Consultancy. The Company, pursuant to the terms and conditions set forth in this Agreement, hereby retains the Consultant. The Consultant agrees to accept the position set forth herein. The Consultant will make herself available for up to twenty (20) hours per month to assist the Company provided such services do not interfere with Consultant's other professional responsibilities, in which case Consultant will advise the Company of reasonable alternate times she can be available; it being understood that Consultant intends to obtain other employment.
     2. Term. Except as otherwise provided herein, the term of this Agreement shall commence July 1997 and shall terminate on June 30, 1998, unless terminated sooner in accordance herewith (the "Term").
     3.     Compensation.
          a. Except as otherwise set forth herein, as compensation for all services to be rendered by the Consultant to the Company pursuant to the terms of this Agreement, the Consultant shall be paid a fee of $5,000 per month or $60,000 per year (the "Compensation") commencing on the Commencement Date, payable on the 15th day of each month starting July 1, 1997.
          b. At any time, the Board of Directors of Company may grant to the Consultant a bonus or increase her Compensation in an amount which, in the discretion of the Board of Directors of the Company, is deemed appropriate.
     4.     Termination.
          4.1 Termination Without Cause. This Agreement shall automatically be terminated without notice in the event of the death or disability of the Consultant.
          4.2 Termination For Cause. The Company may terminate the Consultant's engagement under this Agreement without liability if such engagement is terminated "for cause". The term "for cause" shall, for the purposes of this Agreement, mean (i) a material breach by the Consultant of the provisions of this Agreement, (ii) the commission by the Consultant of a fraud against the Company or the conviction of the Consultant for aiding or abetting, or the commission of, a felony or of a fraud or a crime involving moral turpitude or a business crime, (iii) the knowing possession or use of illegal drugs or prohibited substances or the excessive drinking of alcoholic beverages, which impairs the Consultant's ability to perform her duties hereunder, or (iv) being under the influence of such drugs, substances or alcohol during the Consultant's hours of engagement. In the event of such termination for cause, the Consultant shall be entitled to receive her Compensation up to the date of such termination.
     5. Administration; Expenses. The Consultant shall report to the Board of Directors of the Company, at such intervals as may be determined from time to time. The Consultant shall be reimbursed by the Company for all expenses reasonably incurred by her.
     6.   Restrictive Covenants.
          6.1 Inventions. Any program, discovery, process, design, invention or improvement which the Consultant makes or develops during her engagement by the Company, on behalf of the Company and in connection with the Company's business or research activities as then conducted or contemplated, shall belong to the Company and shall be promptly disclosed to the Company. During the Consultant's engagement and for a period of one year thereafter, the Consultant shall, without additional compensation, execute and deliver to the Company any instruments of transfer and take such other action as the Company may request to carry out the provisions of this Article 6, including without limitation, filing, at the Company's expense, patent, copyright or trademark applications for anything covered by this Article 6 and the prompt assignment of the same to the Company.
          6.2 Confidential Information. The Consultant agrees that she shall not, without the written consent of the Company or in the regular course of the Company's business, either during the term of consultancy with the Company or for a period of one year thereafter, disclose to any person, firm, corporation, association, or entity whatsoever, any information relevant to the operation of the Company's business including, but not limited to, any confidential, proprietary or secret aspect of the affairs of the Company or any affiliate of the Company or in any manner or way use such information in competition with the Company.
          6.3 Competition. The Consultant, at any time during or within six months after termination of her consultancy shall not in any manner, engage or become interested in as owner, stockholder, partner, director, officer, employee, consultant or otherwise, on an operational level in which she is personally involved, any business which directly competes with any of the Company's products which are either published or under development which Consultant has been personally involved with at the time of the termination of her consultancy and shall not hire any Company employee within six months of the termination of her consultancy, without the consent of the Company. For a period of six months after termination of her consulting agreement, provided Consultant has not been terminated without cause and provided the Company has not breached this Agreement, she will not solicit business from the Company's current or prospective customers from the same departments within or lines of business of the Company without the consent of the Company. The Consultant acknowledges that these provisions are necessary for the Company's protection and are not unreasonable, since she is also able to obtain employment or consulting assignments with companies whose businesses are not directly competitive with those of the Company and its affiliates. The period, the geographical area and the scope of these restrictions on the Consultant's activities are divisible, so that if any provision of this Article 6.3 is invalid, that provision shall be automatically modified to the extent necessary to make it valid. The foregoing to the contrary notwithstanding, the Consultant's ownership of less than three (3%) percent of the stock of a publicly-owned company which competes with the Company shall not be considered a violation of the provisions of this Article 6.3.
     7. Injunction. It is recognized and hereby acknowledged by the Consultant that a breach or violation by the Consultant of any of the covenants or agreements contained in this Agreement may cause irreparable harm and damage to the Company hereto, the monetary amount of which may be virtually impossible to ascertain. As a result, the Consultant recognizes and acknowledges that the Company shall be entitled to an injunction, without posting any bond or security in connection therewith, from any court of competent jurisdiction enjoining and restraining any breach or violation of any of the restrictive covenants contained in Article 6 of this Agreement by the Consultant or her associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies the Company may possess. Nothing contained in this Article 7 shall be construed to prevent the Company from seeking and recovering from the Consultant damages sustained as a result of any breach or violation by the Consultant of any of the covenants or agreements contained in this Agreement, and that in the event of any such breach, the Company shall avail itself of all remedies available both at law and at equity.
      8.     Miscellaneous.
          8.1 Notices. Any notice or other communication to a party under this Agreement shall be in writing, and if by use of the mail shall be considered given when mailed by certified mail, return receipt requested, to the party at the following address or at such other address as the party may specify by notice to the other:
          (a) If to the Company, to it at its address set forth above, and
          (b) If to the Consultant, to her at her address set forth above.
          8.2 Benefit. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.
          8.3 Validity. The invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision.
          8.4 Entire Agreement. This Agreement constitutes the entire Agreement between the parties, and supersedes all existing agreements between them. It may only be changed or terminated by an instrument in writing signed by both parties.
          8.5 New York Law to Govern. This Agreement shall be governed by, construed and interpreted in accordance with, the laws of the State of New York.
          8.6 Corporate Action. The execution and delivery of this Agreement by the Company has been authorized and approved by all requisite corporate action.
          8.7 Waiver of Breach. The failure of a party to insist on strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver hereto must be in writing.
          8.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          8.9 Paragraph Headings. Paragraph headings are inserted herein for convenience only and are not intended to modify, limit or alter the meaning of any provision of this Agreement.
     IN WITNESS WHEREOF, the parties hereto have set their hands and executed this Agreement as of the day and year first above written.

                                   WANDERLUST INTERACTIVE, INC.


                              By:
                                       Authorized Officer



                                       Catherine Winchester











cdkidz\cnsl-agr.cw